Exhibit 99.1

NEWS RELEASE

Contacts:	Falcon Minerals:

Brian Begley

bbegley@falconminerals.com

FALCON MINERALS CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

●	Net production in the fourth quarter 2018 was approximately 6,100 barrels of oil equivalents per day (boe/d), an increase of 33% over the fourth quarter 2017 (1); full year 2018 net production increased approximately 22% compared to the full year 2017 (1)

●	Adjusted EBITDA was $21.6 million for the fourth quarter 2018, an increase of 12% compared to the fourth quarter 2017 (3)

●	Fourth quarter 2018 Net Income was $14.6 (2) million, or $0.14 per Class A share

●	Fourth quarter 2018 dividend declared of $0.20 per share, to be paid on February 28th to all shareholders of record on February 21st

●	Net debt-to-annualized EBITDA ratio was 0.16x for the fourth quarter 2018

●	Falcon will host fourth quarter 2018 conference call at 9:00 AM ET on Wednesday, February 27, 2019

PHILADELPHIA, PA – February 26, 2019 – Falcon Minerals Corporation (“Falcon” or the “Company”) (NASDAQ:  FLMN, FLMNW) today announced earnings results for the fourth quarter and full year 2018.

“We are pleased to report our fourth quarter and full year 2018 results, with the fourth quarter representing our first full period at Falcon”, stated Daniel Herz, President and Chief Executive Officer. “Our asset base, anchored in the core of the Eagle Ford Shale, continues to generate cash flow at substantial margins from our oil & gas royalty interests. We are encouraged by recent comments from our best-in-class operators across our Eagle Ford position, as well their respective outlooks. Net production in 2018 increased by 22% on a year over year basis (1), demonstrating our growth potential. Additionally, we have begun to execute on our organic acquisition strategy, closing over $10 million in additional Eagle Ford royalty interests in the last several months. As we move forward, Falcon is well-positioned with strong cash returns to shareholders, minimal leverage and a robust inventory of high-margin assets in the Eagle Ford.”

(1)	Comparisons made to fourth quarter and full year 2017 are based only on the assets acquired by Falcon in the Royal Resources transaction in August 2018.

(2)	Net income shown includes amounts attributable to non-controlling interests

(3)	Please refer to the disclosure on page 8 for the Reconciliation of Net Income to Non-GAAP Measures.

*  *  *

Financial and Operating Results

Earnings Results

●	On a GAAP basis, Net Income was $14.6 million (1), or $0.14 per Class A common share, for the fourth quarter 2018. Falcon generated royalty revenue of $26.3 million for the fourth quarter 2018.

●	The Company reported Adjusted EBITDA (a non-GAAP measure as defined and reconciled on pages 8-9) of $21.6 million for the fourth quarter 2018.

●	Cash operating costs for the fourth quarter 2018 were $8.42 per barrel of oil equivalent (“boe”). The increase in operating costs from the prior quarter was primarily due to approximately $0.8 million in certain non-recurring and increased general and administrative expenses incurred during the fourth quarter, related primarily to the transition of Falcon’s initial business operations from the previous third-party management agreement to internally operated management.

Production Results

●	Falcon’s net production averaged 6,077 boe/d for the fourth quarter 2018, an increase of approximately 33% compared to the fourth quarter 2017, and full year 2018 net production of 5,716 boe/d increased by 22% over full year 2017 (2). Net production for the fourth quarter 2018 was 76% oil by revenue and 56% oil by volume.

●	Falcon has recently averaged 160 line-of-sight wells in various stages of development on its Eagle Ford minerals position, and 235 wells were turned in line during 2018.

●	Falcon’s net realized price for crude oil was $65.43 per barrel (“bbl”) in the fourth quarter 2018. The Company receives revenue based primarily on Louisiana Light Sweet crude (“LLS”) pricing on production generated from the Eagle Ford Shale. LLS currently trades at a premium to West Texas Intermediate crude (“WTI”) and averaged approximately $7.50/bbl over WTI during the fourth quarter 2018. The Company’s realized price for natural gas during the quarter was $3.63 per thousand cubic feet (“mcf”) and $28.49/bbl for natural gas liquids (“NGLs”).

Capitalization & Liquidity

As of December 31, 2018, the Company had $21.0 million of borrowings on its $115 million revolving credit facility, and $7.3 million of cash. Falcon’s net debt-to-annualized EBITDA ratio was 0.16x for the fourth quarter 2018.

(1)	Net income shown includes amounts attributable to non-controlling interests

(2)	Comparisons made to fourth quarter and full year 2017 are based only on the assets acquired by Falcon in the Royal Resources transaction in August 2018.

Reserve Summary for the Year Ended December 31, 2018

As of December 31, 2018, net proved oil and gas reserves were approximately 27.7 million barrels of oil equivalent (MMboe), based on the Securities and Exchange Commission (SEC) average net realized price assumptions of $66.12/bbl for oil, $25.34/bbl for NGLs, and $3.19/mcf for natural gas. Falcon’s year end 2018 proved reserves were valued at a PV-10 amount of approximately $659 million, and approximately 66% of the Company’s proved reserves were oil and NGLs.

Summary of proved reserves as of December 31, 2018

	Oil (Mbbl)	Gas (MMcf)	NGLs (Mbbl)	Total MBoe
Proved developed reserves	3,857	18,700	1,293	8,267
Proved undeveloped reserves	11,355	37,485	1,870	19,473
Total proved reserves at December 31, 2018	15,212	56,185	3,163	27,740

Reconciliation of proved reserves for 2018

	Oil (Mbbl)	Gas (MMcf)	NGLs (Mbbl)	Total MBoe
Proved reserves at December 31, 2017 (1)	15,914	52,562	3,342	28,016
Pricing and performance revisions of existing reserves	417	7,538	86	1,760
Acquired properties	23	83	13	50
Production	(1,142)	(3,999)	(277)	(2,086)
Proved reserves at December 31, 2018	15,212	56,185	3,163	27,740

Changes in reserves net of production	440	7,621	99	1,810

(1)	Proved reserves as of December 31, 2017 are pro forma for contributed entities as of December 31, 2017, reduced by divestitures prior to the August 23, 2018 closing of Falcon’s transaction with Royal Resources.

Guidance Summary

As previously announced, the Company has provided forward six-month guidance based upon expectations for producer activity on Falcon’s net royalty positions.

Forecast for first half of 2019 (Q1 2019 – Q2 2019)	Guidance Range

Net production per barrel of oil equivalent per day (boe/d) (2)	5,300 – 5,800
% Oil of net production	53% - 55%

Operating costs:
Production and ad valorem taxes (% of revenue)	4.0% – 5.0%
Marketing and transportation ($/boe)	$1.00 – $1.50
General and administrative ($/boe)	$3.70 – $4.20
Depletion expense (3) ($/boe)	$7.00 – $8.00
Capital expenditures:	N/M

(2)	The forecasted 1H19 net production range does not include any contribution from additional Hooks Ranch wells connected in the future.

(3)	The depletion expense forecast range above is shown on a book basis; the equivalent range on a tax basis would be in a range of $28.00 – $32.00 per boe.

Recent Royalty Acquisitions

During the fourth quarter 2018 and first quarter of 2019 to date, Falcon commenced its organic acquisition strategy, purchasing approximately 60 net royalty acres (4) (5,304 gross unit acres) for an aggregate price of $10.7 million, primarily from available cash. The acquired properties include 13 line-of-sight wells in various stages of development. Notably, 47 net royalty acres (3,394 gross unit acres) of the acquired assets are in eastern Karnes County, TX and are currently being developed by ConocoPhillips. This Karnes County position has 14 producing wells with over 50 additional undeveloped Lower Eagle Ford locations.

(4)	Calculated as Net Mineral Acres * Lease Royalty Rate; does not assume 1/8th normalization

Fourth Quarter 2018 Dividend

On February 6, 2019, the Board of Directors of the Company approved Falcon’s dividend of $0.20 per Class A share for the fourth quarter 2018. During the fourth quarter 2018, the Company generated Pro-forma Free Cash Flow per share of $0.23 (5). The pro-forma adjustments assume that the non-controlling interests are converted to Class A common shares, such that 85.9 million Class A shares would be outstanding. The dividend for the fourth quarter 2018 will be paid on February 28, 2019 to all Class A shareholders of record on February 21, 2019.

(5)	Please refer to the disclosure on page 8 for the Reconciliation of Net Income to Non-GAAP Measures.

*  *  *

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss fourth quarter 2018 results on Wednesday, February 27, 2019 at 9:00 am ET. Participants for the conference call should dial (877) 876-9173 (International: (785) 424-1667) and use the confirmation code “FLMNQ418”. The Falcon earnings call is also accessible via webcast on the Company’s website on www.falconminerals.com in the Investor Relations section. A supplemental investor presentation for the earnings call is available on the Falcon website in the Events & Presentations page of the Investor Relations section. To access the replay of the conference call, investors and interested parties can call 800-839-2488 (International: (402) 220-7224).

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted minerals rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt and Gonzales Counties in Texas. The Company also owns additional assets of approximately 68,000 gross unit acres in Pennsylvania, Ohio and West Virginia prospective for the Marcellus Shale. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, resource and production potential, Falcon’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s definitive proxy statement filed with the SEC on August 3, 2018, as well as Falcon’s most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues:
Oil and gas sales	$26,301	$25,864	$98,655	$95,972
Gain (loss) on hedging activities	-	-	(1,456)	1,791
Total revenues	26,301	25,864	97,199	97,763

Expenses:
Production and ad valorem taxes	1,289	1,209	5,143	5,242
Marketing and transportation	881	1,380	2,368	6,505
Amortization of royalty interests in oil & gas properties	3,783	6,229	16,962	33,837
General, administrative and other	2,532	4,031	9,544	8,213
Total expenses	8,485	12,849	34,017	53,797

Operating income	17,816	13,015	63,182	43,966

Other income (expense):
Gain on the sale of assets	-	31,441	41,382	31,441
Other income	7	23	46	34
Interest expense	(749)	(718)	(2,350)	(2,746)
Total other income (expense)	(742)	30,746	39,078	28,729

Income before income taxes	17,074	43,761	102,260	72,695

Provision for income taxes	2,482	-	3,292	-

Income from continuing operations	14,592	43,761	98,968	72,695

Income from discontinued operations	-	1,296	2,139	2,978

Net income	14,592	45,057	101,107	75,673

Net income attributable to non-controlling interests	(7,955)	(64)	(10,982)	(155)

Net income attributable to shareholders/unitholders	$6,637	$44,993	$90,125	$75,518

Earnings per common share:
Class A common shares (basic and diluted)	$0.14		$0.20

FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
ASSETS	2018	2017
Current assets:
Cash and cash equivalents	$7,317	$8,345
Accounts receivable	11,271	12,564
Prepaid expenses	1,524	1,321
Current assets held for sale	-	3,337
Total current assets	20,112	25,567

Royalty interests in oil & gas properties, net of accumulated amortization	209,168	304,663
Deferred tax asset, net	58,773	-
Other assets	3,182	259
Non-current assets held for sale	-	22,253
Total assets	$291,235	$352,742

LIABILITIES AND SHAREHOLDER’S EQUITY/PARTNERS’ CAPITAL

Current liabilities:
Accounts payable and accrued expenses	$521	$3,650
Accrued expenses – to partners	-	1,601
Current liabilities held for sale	-	152
Total current liabilities	521	5,403

Credit facility	21,000	57,024
Non-current liabilities held for sale	-	1,158
Total liabilities	21,521	63,585

Shareholder’s equity and partners’ capital:
Class A common stock	5	-
Class C common stock	4	-
Additional paid in capital	137,866	-
Non-controlling interests	127,029	629
Retained earnings	4,810	-
Partners’ capital	-	288,528
Total shareholder’s equity and partners’ capital	269,714	289,157
Total liabilities, shareholder’s equity and partners’ capital	$291,235	$352,742

Reconciliation of Adjusted EBITDA and Pro-forma Free Cash Flow from Net Income (in thousands $):

	Three Months Ended December 31, 2018	Fully Converted Per Share Basis December 31, 2018 (1)
Net Income	$14,592	$0.17
Interest expense, net	742	0.01
Depletion	3,783	0.04
Income taxes	2,482	0.03
Adjusted EBITDA	$21,599	$0.25
Cash interest expense	(589)	(0.01)
Pro-forma cash income taxes (2)	(1,200)	(0.01)
Pro-forma Free Cash Flow	$19,810	$0.23

(1)	Per share information is presented on a fully converted basis, and includes both the 45.9 million Class A common shares and the 40.0 million Class C common shares that are outstanding as of December 31, 2018

(2)	Pro-forma cash income taxes are estimated on a fully converted basis and therefore based upon net income before non-controlling interest considerations

Calculation of cash available for dividends for the fourth quarter 2018 (in thousands $):

Three Months Ended
December 31,
2018
Adjusted EBITDA	$21,599

Cash interest expense	(589)

Net cash available for distribution	21,010

Cash to be distributed to non-controlling interests	$8,559
Cash to be distributed to Falcon Minerals Corp.	$9,812

Dividends to be paid to Class A shareholders	$9,186

Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow is a supplemental non-GAAP financial measure used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.  We believe Adjusted EBITDA and Pro-forma Free Cash Flow is useful because it allows us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure.  In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA and Pro-forma Free Cash Flow as net income plus interest expense, net, depletion expense and provision for (benefit from) income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow is not a measure of net income as determined by GAAP. We exclude the items listed above from net income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017(1)	2018(1)	2017(1)

Production Data:
Oil (bbls)	303,460	360,875	1,237,813	1,582,322
Natural gas (boe)	172,702	173,736	686,279	760,982
Natural gas liquids (bbls)	82,923	146,129	293,086	542,706
Combined volumes (boe)	559,085	680,740	2,217,178	2,886,010
Average daily combined volume (boe/d)	6,077	7,399	6,074	7,907

Average sales prices:
Oil (bbls)	$65.43	$57.05	$67.14	$50.54
Natural gas (mcf)	$3.63	$2.64	$3.10	$2.80
Natural gas liquids (bbls)	$28.49	$24.99	$25.62	$20.58
Combined per boe	$47.04	$41.01	$46.63	$36.01

Average costs ($/boe):
Production and ad valorem taxes	$2.31	$1.78	$2.32	$1.82
Gathering and transportation expense	$1.58	$2.03	$1.07	$2.25
General and administrative	$4.53	$5.92	$4.30	$2.85
Interest expense, net	$1.34	$1.05	$1.06	$0.95
Depletion	$6.77	$9.15	$7.65	$11.72

(1)	Production data shown contains certain production that was not acquired by Falcon in the Royal Resources transaction in August 2018, including a portion of this non-acquired production which was sold in February 2018.